UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2007

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13894	34-1807383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513

(Address of principal executive offices, including zip code)

(203) 401-6450

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On April 24, 2007, the authorized senior executive officers of Proliance International, Inc. (the “Company”) determined to commit the Company to a number of actions designed to reduce the Company’s overall costs of doing business.  These actions include staff reductions at the Company’s manufacturing locations, along with reductions in staff associated with administrative and other support functions performed principally at the Company’s New Haven, Connecticut corporate office location.  The Company is also continuing the program announced at the end of the third quarter of 2006, which will better align its go-to-market distribution strategy with customer needs.  The program includes the relocation, consolidation or closure of some branches and the establishment of expanded relationships with key distribution partners in some areas, as well as the opening of new branches, as appropriate.  During the first quarter of 2007, the Company reduced the net number of branch and agency warehouse locations from 94 at December 31, 2006 to 90, and established expanded supply agreements with distribution partners in certain areas.  The Company incurred $275,000 of restructuring expenses during the quarter ended March 31, 2007 primarily as a result of these branch restructuring actions.  The Company intends to close five additional branch locations during the second quarter and serve those customers from other existing locations or through distribution partners.

The activities described above, which are part of the $2,000,000 to $3,000,000 of restructuring initiatives, announced in the Company's third quarter 2006 results of operations press release, are expected to be completed by the end of the second quarter of 2007 and will result in the Company incurring approximately $1,100,000 of restructuring costs. Of these costs, approximately $1,000,000 are associated with one-time employee termination costs and the remainder are costs associated with the relocation of inventory and facility closures. All of these anticipated costs will result in future cash expenditures. Annual savings, which will begin to be experienced in 2007, are expected to significantly exceed the restructuring costs incurred.

Forward-Looking Statements and Cautionary Factors

Statements included in this filing, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to the detailed factors set forth in Item 1A - Risk Factors, included in the Company's 2006 Annual Report on Form 10-K. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this filing the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements. The forward-looking statements contained herein are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.

Date: April 27, 2007	By:	/s/ Chester L. Latin
Chester L. Latin
Vice President and Corporate Controller